EXHIBIT 28 (i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of The Gabelli Value 25 Fund Inc. as filed with the Securities and Exchange Commission on or about April 30, 2014.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York

April 30, 2014